UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2025
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100
Lexington, Kentucky 40509
(Address of principal executive offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.	Results of Operations and Financial Condition

On May 8, 2025, Valvoline Inc. (“Valvoline”) issued a press release ("Earnings Release") announcing its financial results for the second quarter ended March 31, 2025. A copy of Valvoline's Earnings Release is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1, which is incorporated by reference into this Item 2.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2025, the Company issued a press release announcing that the Board of Directors of Valvoline has appointed J. Kevin Willis, as Chief Financial Officer of the Company, effective May 19, 2025. Mr. Willis succeeds Mary E. Meixelsperger, who previously announced her intention to retire in October 2024. Ms. Meixelsperger will continue with the Company during a transition period.

Mr. Willis, age 59, was most recently Senior Vice President and Chief Financial Officer at Ashland Inc. and its predecessors from May 2013 to May 2025. Prior to that role, Mr. Willis was Vice President, Finance – Ashland Specialty Ingredients from August 2011 to May 2013; Vice President and Treasurer of Ashland from 2007 to 2011; and held various other finance positions with Ashland. Mr. Willis received a Bachelor of Business Administration in accounting from Eastern Kentucky University and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Mr. Willis will receive an annual base salary of $650,000. He will also be eligible to participate in the Valvoline Incentive Plan with a target annual incentive compensation opportunity equal to 75% of his annual base salary. Mr. Willis will be eligible to receive a prorated Valvoline Incentive Plan payment for fiscal 2025. Mr. Willis’ target long-term incentive plan (“LTIP”) award shall be no less than $950,000, which will be effective with the Company’s annual grant of equity awards for fiscal 2026.
In addition, Mr. Willis will receive a one-time new hire LTIP award with a grant date value of $1.6 million composed of 25% time-based restricted stock units (“RSUs”), 25% stock appreciation rights (“SARs”) and 50% performance stock units (“PSUs”) for the fiscal 2025 to fiscal 2027 performance period, effective June 2, 2025. The LTIP awards will become vested as follows: (i) the RSUs will vest ratably (33-1/3% per year) on each of the first three anniversaries of the grant date; (ii) the SARs will vest 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date; and (iii) the PSUs will become 100% vested on the last day of the fiscal 2025 to fiscal 2027 performance period, each subject to Mr. Willis’ continuous employment through the relevant vesting date. Mr. Willis will also be eligible to participate in other benefit plans and programs, including participation in the Valvoline Severance Pay Plan and Valvoline Change in Control Severance Plan, consistent with other similarly situated executives.

There are no arrangements between Mr. Willis and any other persons pursuant to which he was appointed to serve as the Company’s Chief Financial Officer. There are no transactions or proposed transactions involving the Company and Mr. Willis that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. Additionally, there are no family relationships between Mr. Willis with any other executive officers or members of the Board of Directors.

A copy of the press release issued by the Company on May 8, 2025, announcing Mr. Willis’ appointment as CFO is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On May 8, 2025, Valvoline will make the Earnings Release available on its website located at http://investors.valvoline.com. On May 8, 2025, Valvoline will make available a webcast and slide presentation relating to the Earnings Release on Valvoline's website located at http://investors.valvoline.com.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
99.1	Earnings Release dated May 8, 2025.
99.2	CFO Appointment Press Release dated May 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

In connection with the disclosures set forth in Items 2.02 and 7.01, the information in this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: May 8, 2025	By:	/s/ Mary E. Meixelsperger
Mary E. Meixelsperger
Chief Financial Officer